EXHIBIT 99.1

Terra Tech Corp. Presentation Now Available for On-Demand Viewing

Company invites individual and institutional investors as well as advisors to log-on to VirtualInvestorConferences.com to view presentation

Irvine, Calif., April 11, 2017 /PRNewswire/ -- TERRA TECH CORP (OTCQX: TRTC), a vertically integrated cannabis-focused agriculture company, today announced that the April 6 presentation by Derek Peterson, Chief Executive Officer, is now available for on-demand viewing at VirtualInvestorConferences.com.

LINK: https://tinyurl.com/0406postpr

Terra Tech.’s presentation will be available 24/7 for 90 days. Investors and advisors may download shareholder materials from the “virtual trade booth” for the next three weeks.

Company highlights:

•	Total revenues for the full year 2016 were up 154% to $25.33 million
•	Revenue Guidance for the full year 2017 in the range of $38 - $40 Million
•	Fast growing business with existing cash flow-generation
•	Favorable trends position medical cannabis industry for explosive growth
•	Full vertical integration
•	Early adopter in a rapidly-changing industry
•	Significant existing infrastructure, industry knowledge and political leverage

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

Learn more about the event at www.VirtualInvestorConferences.com.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, MediFarm LLC and GrowOp Technology. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company’s wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Nevada visit: http://letsblum.com
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

About VirtualInvestorConferences.com

Since 2010, VirtualInvestorConferences.com, created by BetterInvesting (NAIC) and PRNewswire, has been the only monthly virtual investor conference series that provides an interactive forum for presenting companies to meet directly with investors using a graphically-enhanced online platform.

Designed to replicate the look and feel of location-based investor conferences, Virtual Investor Conferences unites PR Newswire's leading-edge online conferencing and investor communications capabilities with BetterInvesting's extensive retail investor audience network.

Contact

Philip Carlson
KCSA Strategic Communications

212-896-1238
TRTC@kcsa.com

VirtualInvestorConferences.com

Bradley H. Smith

Director of Marketing, IR and Compliance Services

PR Newswire

+1.201.947.7157

bradley.smith@prnewswire.com

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